SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
USA TRUCK, INC.
______________________________________________________________
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

USA Truck, Inc. is amending its definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2012 (the “2012 Proxy Statement”) in order to properly reflect the total number of shares held by all current directors and executive officers as a group in the Security Ownership of Certain Beneficial Owners, Directors and Executive Officers table (the “Table”) on page three (3) of the 2012 Proxy Statement.  After filing the 2012 Proxy Statement, it was discovered that the total number of shares owned by all current directors and executive officers as a group and the percent of class owned by that group were overstated.  It was also discovered that the shares reported as being beneficially owned by Mr. William H. Hanna excluded certain shares he purchased during February 2012.  The following Table has been revised to indicate the correct total number of shares owned by all current directors and executive officers as a group and the percent of class owned by that group.  In addition, the total shares reported as being beneficially owned by Mr. Hanna has been revised to indicate the correct total.  None of the footnotes to the table were changed, and therefore the footnotes have not been included as part of this filing.

AMENDMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the three nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 5, 2012 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 5, 2012.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him or it.

			Common Stock
			Beneficially Owned
		Director	Number of		Percent
Name and (if applicable) Address	Age	Since	Shares*		of Class
Directors and Nominees for Director:

James B. Speed	78	1989	1,076,120	(1)	10.3%
3200 Industrial Park Road, Van Buren, Arkansas 72956

Clifton R. Beckham**	40	2007	72,438	(2)	(3)

James D. Simpson, III	71	2010	2,000	(4)	(3)

Terry A. Elliott**	66	2003	12,022	(5)	(3)

William H. Hanna	51	2005	40,164	(6)	(3)

Richard B. Beauchamp**	59	2006	2,000	(7)	(3)

Robert A. Peiser	63	2012	--	(8)	--

Named Executive Officers (Excluding Persons Named Above):

Darron R. Ming	37	--	35,435	(9)	(3)
Michael R. Weindel	43	--	47,331	(10)	(3)
J. Rodney Mills	47	--	30,215	(11)	(3)
Craig S. Shelly	36	--	4,777	(12)	(3)

All Current Directors and Executive Officers as a Group (11 Persons)			1,319,753	(13)	12.6%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Robert M. Powell			1,132,900	(14)	10.9%
200 Paddock Lane, Fort Smith, Arkansas 72903
Entities affiliated with T. Rowe Price Associates, Inc.			1,012,990	(15)	9.7%
100 E. Pratt Street, Baltimore, Maryland 21202
Donald Smith & Co., Inc.			975,026	(16)	9.3%
152 West 57th Street, New York, New York 10019
Dimensional Fund Advisors LP			814,573	(17)	7.8%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
Entities affiliated with Franklin Resources, Inc.			700,000	(18)	6.7%
One Franklin Parkway, San Mateo, California 94403
Grace & White, Inc.			686,535	(19)	6.6%
515 Madison Ave, Suite 1700 New York, New York 10022
GAM Holding Ltd			600,000	(20)	5.8%
Klaustrasse 10, 8008 Zurich, Switzerland

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**      Current nominees for re-election as a director.